As filed with the Securities and Exchange Commission on June 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100 Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

2022 MicroVision, Inc. Equity Incentive Plan

(Full title of the plan)

Drew G. Markham	Copies to:
Vice President, General Counsel, and Secretary	Thomas Fraser
MicroVision, Inc.	Ropes & Gray LLP
6244 185th Avenue NE, Suite 100	Prudential Tower
Redmond, WA 98052	800 Boylston Street
(425) 936-6847	Boston, Massachusetts 02199
(Name, address and telephone of agent for service)	(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement has been filed to register 16,500,000 additional shares of common stock to be offered pursuant to the 2022 MicroVision, Inc. Equity Incentive Plan, which amends, restates and renames the 2020 MicroVision, Inc. Incentive Plan (as so amended, restated and renamed, the “Plan”). 17,300,000 shares of common stock were previously registered for issuance pursuant to the Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission: File Nos. 333-89176, 333-42276, 333-71373, 333-19011, 333-163929, 333-173114, 333-184701, 333-189740, 333-197058, 333-205930, 333-214388, 333-219673, 333-232744 and 333-249418.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the following page.

EXHIBIT INDEX

Number	Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MicroVision, Inc., as amended.(l)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc.(2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated June 7, 2018.(3)

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated October 8, 2020.(4)

4.5	Bylaws of MicroVision, Inc.(5)

4.6*	2022 MicroVision, Inc. Incentive Plan.

4.7	Form of specimen certificate for common stock.(6)

4.8*	Form of Performance-Based Restricted Stock Unit Agreement.

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Independent Registered Public Accounting Firm—Moss Adams LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2012.
(3)	Incorporated by reference to the Company’s Amendment No. 2 to Form S-1 Registration Statement, Registration No. 333-222857.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 9, 2020.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 27, 2013.
(6)	Incorporated by reference to the Company’s Post-Effective Amendment to Form S-3 Registration Statement, Registration No. 333-102244.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 8th day of June, 2022.

MICROVISION, INC.
By:	/s/ Drew G. Markham
Name:	Drew G. Markham
Title:	Vice President, General Counsel & Secretary

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sumit Sharma and Drew G. Markham, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 8th day of June, 2022.

Signature	Title

/s/ Sumit Sharma	Chief Executive Officer and Director
Sumit Sharma	(Principal Executive Officer)

/s/ Anubhav Verma	Chief Financial Officer
Anubhav Verma	(Principal Financial Officer and Principal Accounting Officer)

/s/ Simon Biddiscombe	Director
Simon Biddiscombe

/s/ Robert P. Carlile	Director
Robert P. Carlile

/s/ Judith M. Curran	Director
Judy Curran

/s/ Jeffrey A. Herbst	Director
Jeffrey Herbst

/s/ Seval Oz	Director
Seval Oz

/s/ Mark B. Spitzer	Director
Mark Spitzer

/s/ Brian V. Turner	Director
Brian Turner